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                                                                   Exhibit 11

                                               MASCOTECH, INC.
                                  Computation of Earnings Per Common Share
                                          Primary and Fully Diluted
                                   (In thousands except per share amounts)

                                                Three Months Ended      Nine Months Ended
                                                    September 30,          September 30,
                                                  1994        1993       1994        1993
PRIMARY:

Income from continuing operations
  before extraordinary income                   $15,780     $15,000    $71,520     $52,380
Preferred stock dividends                         3,240       5,420      9,720      10,250
Income from continuing operations
  before extraordinary income
  attributable to common stock                   12,540       9,580     61,800      42,130
Add convertible preferred stock dividends          --- (A)     ---       9,720        ---
Earnings for computing primary earnings
  from continuing operations per common
  share before extraordinary income              12,540       9,580     71,520      42,130
Income from operations of discontinued
  segment                                          ---          320       ---        2,200
Earnings for computing primary earnings per
  common share before extraordinary income       12,540       9,900     71,520      44,330
Extraordinary income (net of income taxes)        2,600        ---       2,600        ---
Earnings attributable to common stock,
  as adjusted                                   $15,140     $ 9,900    $74,120     $44,330

Weighted average number of common shares
  outstanding during each period                 58,270      50,200     59,690      53,190
Addition from assumed exercise of stock
  options and warrants                            1,930       5,430      4,110       3,740
Addition from assumed conversion of
  preferred stock                                  --- (A)     ---      10,800        ---
Weighted average number of common shares
  and equivalents outstanding during each
  period--without dilution                       60,200      55,630     74,600      56,930

Primary earnings per common and common
  equivalent share:
    Continuing operations                          $.21        $.17       $.96        $.74
    Income from operations of discontinued
      segment                                       --          .01        --          .04
    Income before extraordinary income              .21         .18        .96         .78
    Extraordinary income                            .04         --         .03         --

    Earnings attributable to common stock          $.25        $.18       $.99        $.78

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
                                                                                            Exhibit 11
                                               MASCOTECH, INC.
                                  Computation of Earnings Per Common Share
                                          Primary and Fully Diluted
                                   (In thousands except per share amounts)
                                                 (concluded)

                                                Three Months Ended      Nine Months Ended
                                                    September 30,          September 30,
                                                  1994        1993       1994        1993
FULLY DILUTED:

Income from continuing operations
  before extraordinary income                   $15,780     $15,000     $71,520    $52,380
Preferred stock dividends                         3,240       5,420       9,720     10,250
Income from continuing operations
  before extraordinary income
  attributable to common stock                   12,540       9,580      61,800     42,130
Add after-tax convertible debenture
  related expenses                                2,390       1,770       7,000      5,510
Add convertible preferred stock dividends          --- (A)     ---        9,720       ---
Earnings for computing fully diluted
  earnings from continuing operations per
  common share before extraordinary income       14,930      11,350      78,520     47,640
Income from operations of discontinued
  segment                                          ---          320        ---       2,200
Earnings for computing fully diluted earnings
  per common share before extraordinary income   14,930      11,670      78,520     49,840
Extraordinary income (net of income taxes)        2,600        ---        2,600       ---
Earnings attributable to common
  stock, as adjusted                            $17,530     $11,670     $81,120    $49,840

Weighted average number of common shares
  outstanding during each period                 58,270      50,200      59,690     53,190
Addition from assumed conversion of
  convertible debentures as of the issue date    10,090      10,380      10,150     10,380
Addition from assumed exercise of stock
  options and warrants                            1,930       5,540       4,110      4,360
Addition from assumed conversion of
  preferred stock                                  --- (A)     ---       10,800       ---
Weighted average number of common shares and
  equivalents outstanding during each period
  --fully diluted basis                          70,290      66,120      84,750     67,930

Fully diluted earnings per common and common
  equivalent share:
    Continuing operations                          $.21        $.17        $.93       $.70
    Income from operations of discontinued
      segment                                       --          .01         --         .03
    Income before extraordinary income              .21         .18         .93        .73
    Extraordinary income                            .04         --          .03        --
    Earnings attributable to common stock          $.25        $.18        $.96       $.73

(A)    Amounts are not reflected in the calculation for three months ended September 30, 1994 as results of assumed conversion would be anti-dilutive.
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